                         CERTIFICATE OF INCORPORATION
                                    OF
                           APPLIED MATERIALS, INC.
                        (as amended to March 31, 2000)

FIRST:  The name of the corporation is Applied Materials, Inc.

SECOND:  The address of the corporation's registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, in
the City of Wilmington, County of New Castle.  The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The name and mailing address of the incorporator of the corporation is:
Donald A. Slichter
Orrick, Herrington & Sutcliffe
55 Almaden Boulevard
San Jose, California  95113

FOURTH:  The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

FIFTH:
1.      The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock."  The number of shares of Preferred Stock authorized to be issued is One
Million (1,000,000) and the number of shares of Common Stock authorized to be issued is Two Billion Five Hundred Million (2,500,000,000).  The
stock, whether Preferred Stock or Common Stock, shall have a par value of $.01 per share.

2.      The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock;
and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

SIXTH:  In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to adopt, amend and repeal from time to time any or all of the bylaws of the corporation, including bylaw amendments increasing or reducing the authorized number of directors.

SEVENTH:  No action shall be taken by the stockholders except at an annual or special meeting of stockholders.  No action shall be taken by stockholders by written consent.

EIGHTH:  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

NINTH:
1.      The affirmative vote of the holders of not less than sixty-six and sixty-seven hundredths percent (66.67%) of the outstanding shares of
"Voting Stock" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation or any subsidiary of this corporation with any "Related Person" (as hereinafter defined), notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the sixty-six and sixty-seven hundredths percent (66.67%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:
(a)     The "Continuing Directors" (as hereinafter defined) of
this corporation by at least a majority vote have expressly approved such Business Combination either in advance of or subsequent to such
Related Person becoming a Related Person; or
(b)     All of the following conditions are met:
(i)     The cash or "Fair Market Value" (as hereinafter
defined) as of the date of the consummation of the Business
Combination (the "Combination Date") of the property,
securities or other consideration to be received per share
by holders of a particular class or series of capital stock, as the case may be, of this corporation in the Business
Combination is not less than the highest of:
(A)     the highest per share price (including brokerage
commissions, transfer taxes and soliciting dealers' fees)
paid by or on behalf of the Related Person in acquiring
beneficial ownership of any of its holdings of such class or series of capital stock of this corporation (i) within the
two-year period immediately prior to the Combination Date or
(ii) in the transaction or series of transactions in which
the Related Person became a Related Person, whichever is
higher; or
(B)     the Fair Market Value per share of the shares of
capital stock being acquired in the Business Combination (i)
as of the Combination Date or (ii) the date on which the
Related Person became a Related Person, whichever is higher;
or
(C)     in the case of Common Stock, the per share book
value of the Common Stock as reported at the end of the
fiscal quarter immediately prior to the Combination Date,
and in the case of Preferred Stock, the highest preferential amount per share to which the holders of shares of such
class or series of Preferred Stock would be entitled in the
event of any voluntary or involuntary liquidation,
dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be
consummated constitutes such an event.
The provision of this paragraph l(b)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock.  In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and
(ii)    The consideration to be received by holders of a
particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on
behalf of the Related Person in connection with its direct
or indirect acquisition of beneficial ownership of shares of such class or series of stock.  If the consideration so paid for any such shares varied as to form, the form of
consideration for such shares shall be either cash or the
form used to acquire beneficial ownership of the largest
number of shares of such class or series of capital stock
previously acquired by the Related Person; and
(iii)   After such Related Person has become a Related
Person and prior to the consummation of such Business
Combination:  (a) except as approved by a majority of the
Continuing Directors, there shall have been no failure to
declare and pay at the regular date therefor any full
quarterly dividends (whether or not cumulative) on the
outstanding Preferred Stock; (b) there shall have been (1)
no reduction in the annual rate of dividends paid on the
Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of
the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any
reclassification (including any reverse stock split),
recapitalization, reorganization or any similar transaction
which has the effect of reducing the number of outstanding
shares of the Common Stock, unless the failure so to
increase such annual rate is approved by a majority of the
Continuing Directors; and (c) such Related Person shall have not become the beneficial owner of any additional shares of
Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and
(iv)    After such Related Person has become a Related Person,
such Related Person shall not have received the benefit,
directly or indirectly (except as proportionately as a
stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax
advantages provided by the corporation, whether in
anticipation of or in connection with such Business
Combination or otherwise; and
(v)     A proxy or information statement describing the
proposed Business Combination and complying with the
requirements of the Securities Exchange Act of 1934 and the
rules and regulations thereunder (or any subsequent
provisions replacing such Act, rules or regulations) shall
be mailed to public stockholders of the corporation at least
30 days prior to the consummation of such Business
Combination (whether or not such proxy or information
statement is required to be mailed pursuant to such Act or
subsequent provisions).

2.      For purposes of this Article NINTH:
(a)     The term "Business Combination" shall mean any (i)
merger or consolidation of this corporation or a Subsidiary (as hereinafter defined) of this corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of a Related
Person, (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any
Related Person or any Affiliate or Associate of any Related Person, of
all or any "Substantial Part" (as hereinafter defined) of the assets of this corporation or of a Subsidiary of this corporation to a Related
Person or any Affiliate or Associate of any Related Person, (iii)
adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of a Related Person or any
Affiliate or Associate of any Related Person, (iv) sale, lease, exchange or other disposition, including without limitation a mortgage or other security device, of all or any Substantial Part of the assets of a
Related Person or any Affiliate or Associate of any Related Person to
this corporation or a Subsidiary of this corporation, (v) issuance or pledge of securities of this corporation or a Subsidiary of this corporation to or with a Related Person or any Affiliate or Associate of any Related Person, (vi) reclassification of securities (including any reverse stock split) or recapitalization of this corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this corporation or any Subsidiary of this corporation which is directly or indirectly beneficially owned by any
Related Person or any Affiliate or Associate of any Related Person, and
(vii) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.
(b)     The term "person" shall mean any individual, firm,
corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or
Associate of such person has any agreement, arrangement or
understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of this corporation.
(c)     The term "Related Person" shall mean any person (other
than this corporation, or any Subsidiary and other than any profit-
sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
(i)     is the beneficial owner (as hereinafter defined) of
fifteen percent (15%) or more of the Voting Stock;
(ii)    is an Affiliate or Associate of this corporation and
at any time within the two-year period immediately prior to
the date in question was the beneficial owner of fifteen
percent (15%) or more of the Voting Stock; or
(iii)   is an assignee of or has otherwise succeeded to the
beneficial ownership of any shares of Voting Stock which
were at any time within the two-year period immediately
prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the
course of a transaction or series of transactions not
involving a public offering within the meaning of the
Securities Act of 1933.
(d)     A person shall be a "beneficial owner" of any Voting
Stock:
(i)     which such person or any of its Affiliates or Associates
beneficially owns, directly or indirectly,
(ii)    which such person or any of its Affiliates or
Associates has, directly or indirectly, (a) the right to
acquire (whether such right is exercisable immediately or
only after the passage of time), pursuant to any agreement,
arrangement or understanding or upon the exercise of
conversion rights, exchange rights, warrants or options, or
otherwise, or (b) the right to vote pursuant to any
agreement, arrangement or understanding; or
(iii)   which are beneficially owned, directly or indirectly,
by any other person with which such person or any of its
Affiliates or Associates has any agreement, arrangement or
understanding for the purpose of acquiring, holding, voting
or disposing of any shares of Voting Stock.
(e)     For the purposes of determining whether a person is a
Related Person pursuant to subparagraph (c) of this paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (d) of this paragraph 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(f)     The terms "Affiliate" or "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 12, 1987.
(g)     The term "Subsidiary" means any corporation of which a
majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph
(c) of this paragraph 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.
(h)     The term "Continuing Director" means any member of the
Board of Directors, while such person is a member of the Board of
Directors, who is not an Affiliate, Associate or a representative of the
Related Person involved in a proposed Business Combination and was a member of the Board of Directors prior to the time that the Related
Person became a Related Person, and any successor of a Continuing
Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related
Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.  Each initial director of this corporation elected by the incorporator of this corporation shall be a
Continuing Director for purposes of this Article NINTH.
(i)     The term "Substantial Part" shall mean more than twenty
percent (20%) of the Fair Market Value, as determined by a
majority of the Continuing Directors, of the total
consolidated assets of this corporation and its Subsidiaries taken as a whole as of the end of its most recent fiscal
year ended prior to the time the determination is being
made.
(j)     For the purposes of paragraph l(b)(i) of this Article
NINTH, the term "other consideration to be received" shall include, without limitation, capital stock retained by the shareholders.
(k)     The term "Voting Stock" shall mean all of the
outstanding shares of Common Stock and the outstanding shares of
Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.
(l)     The term "Fair Market Value" means (i) in case of
capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if
such stock is not quoted on the Composite Tape, on the New York Stock
Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the
Securities Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing sale price with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers,
Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the
Continuing Directors.
(m)     A Related Person shall be deemed to have acquired a
share of the Voting Stock of this corporation at the time when such
Related Person became the beneficial owner thereof.  If a majority of the Continuing Directors is not able to determine the price at which a
Related Person has acquired a share of Voting Stock of this corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person became the beneficial owner thereof.  With respect to shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by a majority of the Continuing
Directors, the Fair Market Value of the shares in question at the time when the Affiliate, Associate or other such person became the beneficial owner thereof.

3.      The fact that any Business Combination complies with the
provisions of paragraph l(b) of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business
Combination or recommend its adoption or approval to the shareholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

4.      A majority of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article
NINTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is a Related Person, (B) the number of shares of Voting Stock beneficially owned by any person, and (C) whether a person is an Affiliate or Associate of another.  A majority of the
Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article NINTH.

        TENTH:  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)
under Section 174 of the Delaware General Corporation Law, or (iv) for
any transaction from which the director derived an improper personal benefit.

        ELEVENTH:
1.      Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a
"proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of
Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right.

2.      If a claim under paragraph 1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the
Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed.

3.      The right to indemnification conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of
Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

4.      The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General
Corporation Law.

        TWELFTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of
Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.  Notwithstanding the foregoing, the provisions set forth in
Articles NINTH, TENTH, ELEVENTH and TWELFTH may not be amended or repealed in any respect unless such amendment or repeal is approved by the affirmative vote of not less than sixty-six and sixty-seven hundredths percent (66.67%) of the total voting power of all outstanding shares of stock in this corporation entitled to vote thereon.

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware
Corporation Law, does hereby make and file this Certificate.

/s/ Donald A. Slichter
Donald. A. Slichter